EXHIBIT 10.59


                    EIGHTH AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

      THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of the 28th day of February, 2002 by and among CMC HEARTLAND PARTNERS, a Delaware general partnership ("CMC"), and HEARTLAND PARTNERS, L.P., a Delaware limited partnership ("Heartland"), jointly and severally (CMC and Heartland are referred to herein from time to time individually as a "Borrower" and collectively as "Borrowers"); and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, Bank, Borrowers and CMC Heartland Partners, IV, LLC entered into that certain Amended and Restated Loan and Security Agreement dated as of June 30, 1998, as amended by that certain Amendment to Amended and Restated Loan and Security Agreement dated as of October 23, 1998, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of April 29, 1999, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of November 18, 1999, that certain side letter to Amended and Restated Loan and Security Agreement dated as of October 15, 2000, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of March 20, 2000, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of December 31, 2000, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of December 31, 2001 and that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of December 31, 2001 (collectively, the "Agreement"), and Bank and Borrowers now desire to further amend the Agreement as set forth in this Amendment.

      NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement to the extent not inconsistent with this Amendment is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.    Amendment of the Agreement.  The Agreement is hereby amended as follows:


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(a) Any and all references to the Agreement shall be deemed to refer to and include this Amendment, as the same may be further amended, modified or supplemented from time to time.

(b) Any and all references to "Milwaukee Assignments of Rents," "Milwaukee Mortgage," "Milwaukee Mortgaged Property," "Fife Assignment of Rents," "Fife Mortgage" and "Fife Mortgaged Property" shall be deemed deleted in their entirety.

(c) Any and all references to "CMC Heartland Partners IV, LLC, a Delaware limited liability company" and "Partners" shall be deleted in their entirety and CMC Heartland Partners, IV, LLC shall be deemed removed as a Borrower under the Agreement.

(d) The definition of the terms "Revolving Credit Maturity Date" and Revolving
Note in Paragraph 1.1 are hereby amended and restated to read in their entirety as follows:

                  "Revolving Credit Maturity Date" means March 31, 2003.

                  "Revolving Note" means that certain Substitute Revolving Note dated as of February 28, 2002 made by Borrowers, jointly and severally, in favor of Bank, in the maximum principal amount available of Five Million Three Hundred Fifty Thousand Dollars ($5,350,000), as the same may be amended, modified or supplemented from time to time, together with any renewals thereof or exchanges or substitutes therefore and as such amount may be reduced pursuant to Paragraph 2.1 below.

(e) The first sentence of Paragraph 1.2 is hereby amended and restated to read in its entirety as follows:

                  Except as otherwise defined in this Agreement or the other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefore (if any) in the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement ("UCC"), as may be amended or otherwise modified and in effect from time to time; provided that, if the context so requires, "UCC" shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.


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(f)   Paragraph 2.1 is hereby  amended and restated to read in its entirety as follows:

                  Revolving Credit Commitment. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make revolving credit available and Letters of Credit available to Borrowers from time to time prior to the Revolving Credit Termination Date with respect to revolving credit loans and the Letter of Credit Termination Date with respect to Letters of Credit, in such aggregate amounts as Borrowers may from time to time request but in no event exceeding Five Million Three Hundred Fifty Thousand Dollars ($5,350,000) in the aggregate (the "Revolving Credit Commitment"); provided, however, that in no event shall the aggregate amount of Letters of Credit outstanding at any one time exceed the Letter of Credit Limit. The Revolving Credit Commitment shall be available to Borrowers by means of Loans, it being understood that the Loans may be repaid and used again during the period from the date hereof to and including the Revolving Credit Termination Date, at which time the Revolving Credit Commitment shall expire. Notwithstanding the foregoing, the Revolving Credit Commitment shall be permanently reduced to Three Million Eight Hundred Fifty Thousand Dollars ($3,850,000) upon the earlier to occur of (i) the closing of a real estate loan with respect to the parcel of land owned by a Borrower (or an Affiliate of Borrowers) located in Fife, Washington, (ii) the sale of that certain parcel(s) of land owned by a Borrower (or an Affiliate of Borrowers) located in Chicago, Illinois having the common addresses of 870 West Division, 1030 West Division and 1060 West Division and (iii) June 30, 2002. Upon any reduction of the Revolving Credit Commitment as set forth above, Borrowers hereby agree to immediately pay all outstanding amounts of the Revolving Credit Commitment in excess of Three Million Eight Hundred Fifty Thousand Dollars ($3,850,000) as of the date of such reduction. To the extent such amounts are not paid upon the date of such reduction, it shall constitute an Event of Default and, in addition to any other remedies available to Bank, interest on the Loans shall accrue at the Default Rate.

(g) The following new Paragraphs 7.10 and 7.11 are hereby appended to the Agreement to read in their entirety as follows:

                  7.10  Organizational   Information.   Each  Borrower's
                        ----------------------------
                  state  of  organization,   type  of  organization  and
                  organizational identification number are as follows:

                  CMC
                  State of organization:  Delaware
                  Type of organization:  general partnership
                  Organizational identification number:  N/A

                  Heartland
                  State of organization:  Delaware
                  Type of organization:  limited partnership
                  Organizational identification number:  2174674


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                  7.11 Authorization. Each Borrower hereby irrevocably
                  authorizes the Bank at any time, and from time to time, to file in any jurisdiction any initial UCC financing statements and amendments thereto that (A) indicate the Collateral (y) as all assets of such Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, or (z) as being of an equal or lesser scope or within greater detail, and (B) contain any other information required by Part 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (y) the type of organization and the organizational identification number issued to such Borrower and (z) in the case of a financing statement filed as a fixture filing or indicating Collateral to be extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, filed by the Bank in any jurisdiction prior to the date of this Agreement.

3.    Closing Documents.      All the  documents  on Exhibit A hereto shall be
delivered concurrently with this Amendment, each in form and substance satisfactory to Bank.

4. Representations and Warranties; No Event of Default; Schedules. The representations and warranties set forth in Paragraph 8.1 of the Agreement are deemed remade as of the date hereof and each Borrower represents that such representations and warranties are true and correct as of the date hereof. No Event of Default exists nor does there exist any event or condition which with notice, lapse of time and/or the consummation of the transactions contemplated hereby would constitute an Event of Default. 5. Commitment Fee. As a condition of Bank's agreement to enter into this Amendment, Borrowers hereby agree to pay to Bank a renewal fee equal to Twenty-Six Thousand Seven Hundred Fifty Dollars ($26,750) which shall be due and payable as of the date of this Amendment.

6. Fees and Expenses. The Borrowers agree to pay on demand all costs and expenses of or incurred by Bank in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the fees and expenses of counsel for the Bank and any future amendments to the Agreement.


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7.    Effectuation.  The  amendments  to the  Agreement  contemplated  by this
Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

8.    Counterparts.   This   Amendment   may  be   executed  in  two  or  more
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]






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                  Eighth Amendment to Amended and Restated Loan
                      and Security Agreement Signature Page

      IN WITNESS WHEREOF, the parties hereto have duly executed this Eighth Amendment to Amended and Restated Loan and Security Agreement as of the date first above written.

                                        CMC HEARTLAND PARTNERS, a Delaware
                                        general partnership

                                        By:  HTI INTERESTS, LLC, a Delaware
                                        limited liability company and an
                                        authorized general partner

                                        By:__________________________________
                                        Its:_________________________________

                                        By: HEARTLAND PARTNERS, L.P., a
                                            Delaware limited partnership and an
                                            authorized general partner

                                            By:  HTI Interests, LLC
                                            Its: General Partner

                                            By:______________________________
                                            Its:_____________________________

                                        HEARTLAND PARTNERS, L.P., a Delaware
                                        limited partnership

                                            By:  HTI Interests, LLC
                                            Its: General Partner

                                            By:______________________________
                                            Its:_____________________________

LASALLE BANK NATIONAL ASSOCIATION,
a national banking association

By:_______________________________
Its:______________________________



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                                    EXHIBIT A
                                    ---------

                               Amendment Documents

1. Eighth Amendment to Amended and Restated Loan and Security Agreement (the "Amendment");

2.  Substitute Revolving Note;

3. Mortgage and UCC-2 release for each of the following: (i) Milwaukee, Wisconsin property; and (ii) Fife, Washington property;

4. Secretary's Certificate of HTI Interests, LLC certifying to and attaching resolutions of each Borrower approving the Amendment; and

5.  Incumbency Certificate with respect to each Borrower.







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